EXHIBIT 99.3

Exhibit 99.3 April 24, 2014

Transaction Background • Qumu has established an agreement with Equus Holdings to acquire Rimage Disc Publishing (“Rimage”) • BoD conducted an intensive review of alternatives, including having Rimage continue as a division within Qumu • Following a thorough, competitive & multi - track process, the BoD determined that having Equus acquire Rimage Disc Publishing provides the best alternative for Qumu shareholders . • Equus Holdings is a MN - based private company that has several business units in the technology space • Transaction is expected to close by July 31, 2014 pending Qumu shareholder approval & other closing conditions 2

Qumu Perspective • Since the acquisition of Qumu, we have been able to leverage both business units to the benefit of our shareholders, but those benefits are diminishing as the SW business grows. • Many benefits to separation of disc publishing & software businesses • Transaction has several benefits for Qumu shareholders – Improves investor visibility to significant growth in the software business – Locks in the value of disc publishing operations • Qumu management can focus exclusively on software business 3

Evolved from a computer manufacturer to a portfolio of technology companies that span all stages of the market (startup , growth & mature) • Equus Computing Solutions – Computing Solutions sold through a nationwide channel of resellers • Intequus – Customized Hardware/Storage OEM Solutions • Servers Direct – Ecommerce for Build to Order Servers & Support • Equus Corporate Services – Shared services (finance, marketing, HR, IT, legal) for Equus - owned & other privately - owned companies • RazorSync – Mobile Workforce Management Software 4 Equus Perspective (Andy Juang )

Equus Perspective (Andy Juang) • Seeking to expand & balance Equus’ portfolio with a new investment – Technology company in a well - established market & global footprint – Strong financials and a solid team that operates the business • Rimage fits perfectly into the Equus portfolio • Investment objectives: – Broaden & balance Equus’ investment portfolio – Empower the Rimage team to operate “business as usual” – Transition Rimage into a wholly - owned subsidiary – Support Rimage in maximizing its ongoing profit generation – Gradually explore synergies between Rimage & Equus 5

Rimage Employee Considerations • Expected to operate as a standalone entity, enabling complete focus on our market • Expected to retain current operation & identity (brand, building, global footprint, IT infrastructure, supply chain, ERP systems, sales channel, suppliers ) • Reconfirms Rimage’s commitment to disc publishing • Be part of a larger, privately held company with solid financials and complementary products/markets • With Equus being a private company and tax - free entity, it provides an opportunity to further improve Rimage’s strong cash flows and foster long - term strategic management of business 6

Current State of Rimage • Solid 2013 financials & positive expectations for 2014 • Key vertical markets have long - term opportunities – (i.e.. Medical, MOD, Retail, Statements & Law Enforcement) • Investment in refreshed product lines complete • Customer utilization of consumables & service is holding steady • Engineering & Ops focused on process & quality improvements • Making progress in emerging markets (China, EMR, India, MOD) • Lean Enterprise fostering a culture of continuous improvement 7

Who Goes to What Team? • Majority of MN employees support Rimage with a smaller group of employees supporting both Rimage & Qumu • Team structures are preliminarily mapped out and will be finalized as the transaction progresses to closing • Focused on aligning talents of the team with the needs of the business • Talk to your manager if you have questions on your role • Employees are asked to continue to do the job that they do each and every day • Qumu, Rimage & Equus will be close partners throughout the transition 8

Plans for APAC The anticipated plans for APAC include: • Rimage China (RIT) will be under Rimage & Jason to manage – Report to HQ • Two legal entities in Japan & Yoshi to manage – Rimage Japan will be under Rimage – Establish Qumu Japan under Qumu Corporation • PAC/SEA – Sheila will be under Qumu Corporation & report to Yoshi – Sheila will split her time between Qumu & Rimage 9

Plans for EMEA • EMEA is currently structured as two entities – Rimage Germany office will stay with Rimage – Qumu UK will stay with Qumu – All Qumu - related functions in Germany will transition to Qumu UK or Qumu Corp US – Frank Rotermund expected to continue as MD for Rimage - Europe 10

What Now? • Business as usual – execution & focus are critical to success • Focused on minimizing changes wherever possible • Working to meet closing conditions, including Qumu shareholder approval • Timing is not certain, targeting by July 31, 2014 • A transition services agreement (TSA) is assembled to guide the separation of the businesses (details on next slide) • There are many details yet to be worked out between now and closing. Need patience because not all questions can be addressed right now. Work in process. 11

How Will the Transition Be Managed? • TSA (Transition Services Agreement) defines & scopes the work effort – Shared resources and facilities to begin at time of close • TSA team being assembled to create detailed work plans • Working in unison for mutual success is key • Focus on doing this right & take the time needed • Keep everyone physically together during transition process • Time tracking & scope containment key to managing process • Our building & SAP system will remain with Rimage • Help Qumu carve itself out of the current infrastructure • We will keep you posted during the process 12

Important Transaction Information In connection with the proposed sale of disc publishing assets to Equus Holdings, Inc. and Redwood Acquisition, Inc., Qumu Corporation will file a proxy statement with the SEC. Shareholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the asset sale transaction and the Company. Shareholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by Qumu with the SEC at the SEC’s web site at www.sec.gov . Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained at www.qumu.com by following the Quick Link for “Investors” and then following the link to “SEC Filings.” Free copies of Qumu’s filings may be obtained by directing a written request to Qumu Corporatio n, 7725 Washington Avenue, Minneapolis, Minnesota 55439, Attention: James R. Stewart or by telephone at 952 - 683 - 7900. 13

Participants In Solicitation Qumu Corporation and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s shareholders in favor of the asset sale transaction with Equus Holdings, Inc. and Redwood Acquisition, Inc. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the transaction of persons who may, under the rules of the SEC, be considered participants in the solicitation of Qumu’s shareholders in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement for its 2014 Annual Meeting of Shareholders filed with the SEC on April 15, 2014. These documents are availa ble free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above. 14